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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               E-Cruiter.com Inc.
                               ------------------
             (Exact name of registrant as specified in its Charter)

              Canada                                             Not Applicable
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(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer
                                                                Identification )

  1510-360 Albert Street, Ottawa, Ontario, Canada                  K1R-7X7
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      (Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) please check the following box. [ ]

Securities Act registration file number to which this form relates: 333-87537


        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered
       -------------------                 ------------------------------

  Common Shares, No Par Value                The Boston Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)











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Item 1. Description of Registrant's Securities to be Registered
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                  Reference is made to the information contained under the
caption "Description of Common Shares" on pages 53 through 56 of the Prospectus, dated November 15, 1999, contained in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-87537) (as the same may be further amended, the "Registration Statement"), filed by E-Cruiter.com Inc. (the "Company" or "Registrant") under the Securities Act of 1933, for a description of the Company's Common Shares, no par value, being registered hereby. Such information is incorporated herein by reference.

Item 2.   Exhibits
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 *1.      Specimen Common Share certificate.

 *2.      Articles of Incorporation, as amended.

 *3.      Bylaws.

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* Incorporated herein by reference to the Registration Statement.


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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         E-CRUITER.COM INC.



Dated: November 16, 1999                 By:  /s/ John Gerard Stanton
       -----------------                    ------------------------------------
                                              John Gerard Stanton
                                              Chief Executive Officer and
                                              President



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